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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2025

GLOBAL CROSSING AIRLINES GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56409	98-1350261
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

4200 NW 36th Street, Building 5A

Miami International Airport
Miami, FL 33166

(Address of Principal Executive Office) (Zip Code)

(786) 751-8503

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None

Securities registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.001
Class B non-voting common stock, par value $0.001

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

Discovery of and Response to Cybersecurity Incident

On May 5, 2025, Global Crossing Airlines Group Inc. (the “Company”) learned of unauthorized activity within its computer networks and systems supporting portions of its business applications, which the Company determined to be the result of a cybersecurity incident. Upon learning of this activity, the Company immediately (1) activated its incident response protocols and third-party cybersecurity experts to assist with containment and mitigation activities and to investigate the nature and scope of the incident and (2) took actions to contain and isolate the affected servers and prevent further intrusion. The Company also promptly notified law enforcement and is coordinating fully with them.

Given the recency of the incident, our investigation and response are ongoing, and the full scope, nature, and potential ultimate impact on the Company are not yet known. The Company currently believes that none of its operations have been disrupted or negatively impacted by this incident. Although the Company is unable to predict the full impact of this incident, the Company does not expect the incident will have a material effect on the Company, or its financial condition or results of operations.

Item 9.01	Exhibits

Exhibit No.	Name

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL CROSSING AIRLINES GROUP INC.

Date: May 9, 2025	By:	/s/ Ryan Goepel
Name: Ryan Goepel Title: President